EXHIBIT 10.2(3)(d)
BELO [1995] [2000] EXECUTIVE COMPENSATION PLAN
AWARD NOTIFICATION
Participant:
Date of Grant:
Under the terms of the Belo Executive Compensation Plan (the “Plan”), you have been granted the following awards. All awards are effective on the Date of Grant set forth above and are subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference. Your long-term incentive awards are described below.
1.	Stock Options

No. of shares:		___ shares of Belo Series B Common Stock

Option exercise	$	___ per share
price:

Vesting and exercise		___ shares on and after [40% one year from grant date]
dates:		___ shares on and after [30% two years from grant date]
___ shares on and after [30% three years from grant date]

Expiration date:		The options will expire on, and may not be exercised after, [ten years from grant date]
Your right, if any, to exercise vested and unvested stock options upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Award Notification.
2.	Change in Control
In the event of a Change in Control as defined in the Plan, all unvested stock options will vest and become exercisable immediately.

Belo Executive Compensation Plan Award Notification
Appendix A
Termination Guidelines for Stock Options
The following guidelines will determine the effect of a Participant’s termination of employment on the Participant’s outstanding stock options. For purposes of these Guidelines, a year of service will be determined in the same manner as a year of service under the Belo Savings Plan as amended from time to time.

Termination Reason	Action

Voluntary resignation	All options, unvested and vested, are forfeited immediately

Discharge for cause [1]	All options, unvested and vested, are forfeited immediately

Retirement [2], Death or Long-Term Disability	Vesting is accelerated and options remain exercisable for original term of the option.

Termination Reason: Discharge without cause	Action

Executive officers, general managers and heads of operating units	Unvested options are forfeited immediately. Vested options remain exercisable for one year from date of termination.

Participants with 10 or more years of service	Unvested options are forfeited immediately. Vested options remain exercisable for one year from date of termination.

Participants with more than 5 but less than 10 years of service	Unvested options are forfeited immediately. Vested options remain exercisable for six months from date of termination.

Participants with 5 or fewer years of service	Unvested options are forfeited immediately. Vested options remain exercisable for three months from date of termination.

1	Cause is determined by the Compensation Committee.

2	Retirement is defined as at least age 55 with 3 or more years of service.

2